CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing by Lixte Biotechnology Holdings, Inc. (the “Registrant”) of its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Annual Report”) with the Securities and Exchange Commission, I, John S. Kovach, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i)       The Annual Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)      The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 21, 2014	By:	/s/ JOHN S. KOVACH
Name: John S. Kovach
Title: Chief Executive Officer and Chief Financial Officer